EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:     Edwin J. Detrick, CIGNA Financial Relations  -- 215-761-6130
              Michael J. Monroe, CIGNA Media Relations     -- 215-761-6133

              Christopher Marshall, ACE Investor Relations -- 441-299-9231
              Wendy Davis Johnson, ACE Media Relations     -- 441-299-9347



                     CIGNA AND ACE CONFIRM DISCUSSIONS
                     ---------------------------------

PHILADELPHIA, PA and HAMILTON, Bermuda, December 22, 1998 -- Although premature to speculate on the outcome, CIGNA Corporation (NYSE: CI) and ACE Limited (NYSE: ACL) confirm that they are discussing a global strategic alliance. The discussions include the possible acquisition of CIGNA's domestic and international property and casualty businesses by ACE. These discussions are focused on strengthening the global capabilities of both companies. The terms of the possible alliance have not yet been finalized although the parties expect the final purchase price to be materially in excess of $3 billion.

Brian Duperreault, Chairman, President and Chief Executive Officer of ACE stated, "This would be a unique opportunity for ACE to acquire one of the premier global property and casualty franchises."

Until a final agreement is reached, neither ACE nor CIGNA will have further comments. There can be no assurance that a definitive agreement will be reached.


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